EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Vice President,
Investor Relations
(515) 362-3693

AmerUs Group Reports 86% Increase in First Quarter Results;
Net Income $61.5 Million; $1.43 Per Share

     DES MOINES, Iowa (April 26, 2005)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported first quarter 2005 net income of $61.5 million, or $1.43 per diluted share, compared with $33.1 million, or $0.82 per diluted share in the first quarter of 2004. Adjusted net operating income for the first quarter of 2005 was $46.7 million, or $1.09 per diluted share, compared with $40.2 million, or $0.99 per diluted share a year ago.1

     Commenting on the company’s first quarter results, chairman and chief executive officer Roger K. Brooks said, “We are very pleased with the 86 percent increase in net income and the 16 percent increase in operating income as they reflect the strong results achieved from our focus on competitive, profitable products that meet our customers’ needs.”

     The primary item causing the favorable difference between net income and adjusted net operating income was the release of a $19.9 million tax provision originally established for potential tax adjustments that have been settled or eliminated.

Accumulation Product Sales2 and Results

     Sales of fixed annuity products for the quarter increased 51 percent to $572 million compared to $379 million in the first quarter of 2004. Sales of indexed annuities, AmerUs Group’s most profitable annuity product, comprised 88 percent of first quarter sales compared to 78 percent a year ago. AmerUs Group continued its leadership position in the indexed annuity market, remaining among the top five writers of indexed annuities in the United States for the 15th consecutive quarter. The company plans to generate total fixed annuity sales in excess of $2.2 billion in 2005, with indexed annuity products representing 85 percent of those sales.

     Pre-tax segment earnings grew to $40.7 million for the first quarter of 2005, a 10 percent increase over first quarter 2004 results.

Protection Product Sales2 and Results

     First quarter fixed life sales were $26.1 million, compared to $31.8 million in the first quarter of 2004. Sales of indexed products, AmerUs Group’s most profitable products, amounted to 69 percent of total fixed life sales during the first quarter of 2005 compared to 54 percent a year ago. AmerUs Group remains the number one writer of indexed life insurance products in the United States for the 15th consecutive quarter. Life insurance margins continue to expand as the company’s business mix continues to shift to higher margin products.

     Pre-tax segment earnings increased nearly 33 percent to $44 million compared to $33.1 million in the first quarter of 2004.

Net Investment Income

     Net investment income was $269 million in the first quarter of 2005 compared to $257 million in the first quarter of 2004. Growth in invested assets and higher yields on new investments contributed to the increase in net investment income. The average rate on new investments in the first quarter was 5.53 percent, 21 basis points higher than a year ago. The portfolio earned rate for the first quarter was 5.68 percent.

Earnings Guidance3

     “Our strong business fundamentals, competitive, profitable products and investment management results are key contributors to our excellent first quarter results, and I am pleased to reaffirm our 2005 adjusted net operating income guidance of $4.45 to $4.57 per diluted share,” said Brooks.

Corporate Actions

     At the end of the first quarter of 2005, the company repurchased 414,000 shares of its common stock.

     The company will hold its annual meeting of shareholders at 2 p.m. (CDT) on Thursday, April 28, 2005, in Des Moines, Iowa. Shareholders of record who wish to attend the annual meeting should contact the company’s corporate secretary at (515) 362-3695 for more information.

Webcast, Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a webcast or conference call with AmerUs Group’s management discussing first quarter 2005 results. The webcast may be accessed through AmerUs Group’s website at www.amerus.com under the “For Investors” section of the home page. The conference call may be accessed by calling (toll free) 888-809-8965 (international 712-257-2022) at 10 a.m. EDT on Wednesday, April 27, 2005. An audio replay of AmerUs Group’s call will be available at 12 p.m. EDT, April 27, 2005, through May 6, 2005. The replay can be accessed by dialing 800-756-0409 (international 402-998-0763).

     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.

     As of March 31, 2005, AmerUs Group’s total assets were $23.5 billion and shareholders’ equity totaled $1.6 billion, including accumulated other comprehensive income.

[1]	The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating earnings, as presented in this press release, excludes, on an after-tax basis, from net income items such as open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, the impact of derivative related market value adjustments, the release of income tax provisions, discontinued operations and the cumulative effect of change in accounting. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a basis comparable to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

[2]	Sales for an insurance company are a performance measure. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales.

[3]	Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, derivative related market value adjustments as well as the unpredictable nature of certain other items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

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